SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) June 27, 2002

MERCURY AIR GROUP, INC.
(Exact name of Registrant as specified in Charter)

DELAWARE	1-7134	11-1800515

(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(I.R.S. Employer Identification No.)

5456 McConnell Avenue, Los Angeles, CA 90066

(Address of Principal Executive Offices/Zip Code)

Registrant’s telephone number, including area code: (310) 827-2737

Not Applicable
(Former Name or Former Address, if Changed Since
Last Report)

Item 2. Acquisition or Disposition of Assets.
Item 7. Financial Statements and Exhibits.
SIGNATURES
EXHIBIT INDEX
EXHIBIT 2.1
EXHIBIT 99.1
EXHIBIT 99.2

INFORMATION TO BE INCLUDED IN THIS REPORT

Item 2. Acquisition or Disposition of Assets.

     On June 27, 2002, Mercury Air Group, Inc. sold all of the assets of its Bedford, Massachusetts FBO (“Fixed Base Operation”) to Signature Flight Support Corporation (“Signature”) pursuant to an Asset Purchase Agreement (the “Purchase Agreement”) dated June 27, 2002. Pursuant to the Purchase Agreement, Signature paid $15.5 million in cash, plus an additional $64 thousand for fuel inventory and certain other inventory items.

     The description of the Purchase Agreement herein, which is incorporated herein by reference as an Exhibit to this Form 8-K, does not purport to be complete and is qualified in its entirety by the provisions of the Purchase Agreement.

Item 7. Financial Statements and Exhibits.

(a)	Financial statements of business acquired.

Not applicable.

(b)	Pro Forma financial information.

Not applicable.

(c)	Exhibits.

The following exhibits are filed with this report.

2.1	Asset Purchase Agreement dated June 27, 2002 by and between Signature Flight Support Corporation and Mercury Air Group, Inc. (schedules have been omitted but will be furnished supplementally to the Commission upon request).

99.1	Press Release dated June 27, 2002 regarding closing of Bedford, Massachusetts FBO.

99.2	Press Release dated June 4, 2002 regarding entering into letter of intent for FBO transaction.

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SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MERCURY AIR GROUP, INC.

Date: July 11, 2002	By:	/s/ Joseph A. Czyzyk

Joseph A. Czyzyk President and Chief Executive Officer

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EXHIBIT INDEX

Exhibit Number	Description of Exhibit

2.1	Asset Purchase Agreement dated June 27, 2002 by and between Signature Flight Support Corporation and Mercury Air Group, Inc. (schedules have been omitted but will be furnished supplementally to the Commission upon request).

99.1	Press Release dated June 27, 2002 regarding closing of Bedford, Massachusetts FBO.

99.2	Press Release dated June 4, 2002 regarding entering into letter of intent for FBO transaction.

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